Exhibit 99.1

BioTime Reports Second Quarter Results and Recent Corporate Accomplishments

Conference Call and Live Webcast 4.30pm Eastern Time Today

ALAMEDA, Calif.--(BUSINESS WIRE)--August 2, 2017--BioTime, Inc. (NYSE MKT: BTX), a clinical-stage biotechnology company developing and commercializing products addressing degenerative diseases, today reported financial results for the second quarter ended June 30, 2017.

“The second quarter of 2017 was very productive for BioTime, with numerous significant clinical, financial and operational accomplishments. BioTime and its subsidiaries and affiliates now have six products in clinical trials. The data from those trials continue to be positive and encouraging,” said Adi Mohanty, Co-Chief Executive Officer. “On the strength of the positive results from our pivotal study of Renevia, we are preparing to file for a CE mark for commercial approval in Europe. Our goal is to commercialize Renevia in its first indication in 2018. For OpRegen, our therapeutic product candidate for the treatment of dry AMD, we were pleased to receive DSMB approval to advance the ongoing Phase I/IIa trial to the third cohort, which will include clinical sites in the U.S.”

“We continue to make progress on simplifying our corporate structure to allow us to execute our objectives more efficiently, as well as to make it easier for investors and other external stakeholders to better understand BioTime,” continued Mr. Mohanty. “We achieved an important milestone toward accomplishing these goals with the launch of AgeX Therapeutics, a subsidiary formed to consolidate our early-stage research and development programs related to the biology of aging and age-related disease. AgeX recently commenced operations following a $10 million equity financing.”

Highlights

Clinical Progress

Renevia® (adipose cells + cell delivery matrix)

  Renevia® successfully met its primary endpoint in a pivotal trial in patients with HIV-associated lipoatrophy (facial fat loss) conducted in Europe. Treated patients retained approximately 100% of transplanted volume at 6 months compared to no incremental hemifacial volume in the untreated patients (p<0.001). All Renevia transplants were shown to be safe and well tolerated and there were no serious adverse events during the trial.
  BioTime is on track to file for CE Mark for commercial approval for Renevia in Europe by the end of 2017.
  Additional trials in the U.S. are planned that target a broader $7 billion aesthetics market opportunity, which is consistent with the previously stated goal of indication and geographic expansion for Renevia.

OpRegen® (retinal pigment epithelial cells)

  In April, new positive clinical data on OpRegen were presented at the Annual Meeting of the Association for Research in Vision and Ophthalmology (ARVO). The data, from the first and second cohorts of the ongoing Phase I/IIa clinical trial in the advanced form of dry-AMD, showed that OpRegen cells engraft and that there was evidence of a biological response.
  The Data Safety Monitoring Board (DSMB) monitoring the Phase I/IIa OpRegen trial has authorized BioTime to move forward with enrollment for cohort 3 which will include two US sites with leading ophthalmologists.
  An abstract related to the Phase I/IIa OpRegen trial has been accepted for presentation at the American Academy of Ophthalmology (AAO) annual meeting being held in New Orleans, November 11-14, 2017.
  BioTime expanded its ophthalmology program with the signing of a revised and expanded licensing agreement with Hadassah Medical Organization of Jerusalem, Israel. The revised and expand license agreement increases BioTime’s field-of-use for RPE cells to all eye disorders, and also adds photoreceptor cells for all eye disorders.

AST-OPC1 (oligodendrocyte progenitor cells)

  In June, BioTime’s affiliate, Asterias Bio-Therapeutics (NYSE MKT: AST) announced new 9-month follow-up data from the company's ongoing SCiStar Phase I/IIa clinical trial. The results showed that previously reported meaningful improvements in arm, hand and finger function in the 10 million cell cohort treated with AST-OPC1 cells have been maintained and in some patients have been further enhanced 9 months following dosing.
  The FDA has accepted Asterias' amendment to the clinical research protocol for the SCiStar trial to include patients with a C-4 spinal cord injury, the second most common form of cervical spinal cord injury.

Liquid Biopsy (lung cancer confirmatory blood test)

  In May, BioTime’s affiliate, OncoCyte (NYSE MKT: OCX) presented positive results from its 300-patient multi-site R&D validation study for its lung cancer diagnostic test at the American Thoracic Society 2017 International Conference (ATS) in Washington, D.C. Results from this study of the optimized final predictive algorithm confirmed the data from a previous study completed in 2016 and further validate the test’s commercial potential.
  OncoCyte is on track to launch its lung cancer confirmatory liquid biopsy diagnostic test in 2017. The test could eventually replace a high percentage of invasive, risky, and expensive lung biopsies with simple blood tests, improving outcomes for patients while also capturing significant cost savings for the U.S. healthcare system. The test targets a market opportunity believed to exceed $4 billion annually.

Simplification and Unlocking Value

New Subsidiary AgeX Therapeutics, Inc.

  In April, BioTime announced the formation of AgeX Therapeutics, Inc. a new subsidiary that will focus on applying technology relating to cell immortality and regenerative biology, to aging and age-related diseases. AgeX has three initial areas of product development: pluripotent stem cell-derived brown adipocytes (AGEX-BAT1); vascular progenitors (AGEX-VASC1); and induced Tissue Regeneration (iTR). Initial planned indications for these products are Type II diabetes, cardiac ischemia, and cancer, respectively.
  In August, AgeX closed an equity financing to raise $10 million. The transaction values AgeX at approximately $68 million. BioTime retains approximately 87% ownership of AgeX.

Value of Holdings in Public Affiliates

At June 30, 2017, BioTime held common stock in publicly-traded affiliates valued at $153.5 million. This amount was the market value of BioTime’s 21.7 million shares in Asterias Bio-Therapeutics (NYSE MKT: AST) and 14.7 million shares in OncoCyte (NYSE MKT: OCX).

Second Quarter Financial Results

Cash Position and Marketable Securities: Cash, cash equivalents, restricted cash in escrow, and available for sale securities totaled $20.9 million as of June 30, 2017, compared to $24.7 million as of March 31, 2017.

Revenues: BioTime’s revenue is generated primarily from research grants, licensing fees and royalties, and subscription and advertising from the marketing of online database products. Total revenue was $381,000 for the second quarter of 2017, compared to $1.3 million in the second quarter of 2016.

Operating Expenses: Operating expenses for the second quarter of 2017 were $10.7 million. On an adjusted basis, operating expenses were $8.8 million, of which $7.5 million was mainly attributable to our clinical programs, $0.8 million in expenses is expected to be funded by AgeX investors going forward and $0.5 million was incurred by our subsidiary LifeMap Solutions, expenses, which are not expected to recur.

Our operating expenses for the six months ended June 30, 2017 were $22.3 million. Adjusted operating expenses were $18.2 million for this period, including $14.4 million spent on our clinical and early stage programs. The remaining $3.8 million in expenses were contributed by OncoCyte during the period in 2017 in which it was consolidated or were in areas to be funded by AgeX going forward; these expenses are not expected to recur.

Cash expenditures in the first half of 2017 were higher than normal due to annual bonuses, AgeX formation costs and some project-based, non-recurring legal expenses. Cash expenditures were further impacted in the second quarter of 2017 due to timing of the payments of certain expenses, including executive bonuses and an extra payroll period.

The reconciliation between GAAP and non-GAAP operating expenses by entity, is provided in the financial tables included with this press release.

R&D Expenses: Research and development expenses were $6.3 million for the second quarter of 2017, compared to $8.9 million for the comparable period in 2016, a decrease of $2.6 million. This decrease was primarily attributable to the deconsolidation of Asterias in May 2016 and OncoCyte in February 2017.

G&A Expenses: General and administrative expenses were $4.4 million for the second quarter of 2017 compared to $6.6 million for the comparable period in 2016. The $2.2 million decrease was primarily due to the deconsolidation of Asterias and OncoCyte.

Net Income or loss attributable to BioTime: Net loss attributable to BioTime was $11.7 million, or ($0.11) per basic and diluted common share for the three months ended June 30, 2017, compared to net income of $24.5 million, or $0.26 per basic and diluted common share for the three months ended June 30, 2016. For the six months ended June 30, 2017, net income attributable to BioTime was $37.6 million, or $0.34 per diluted common share, compared to $7.4 million, or $0.08 per share for the six months ended June 30, 2016. Results in each period were primarily driven by noncash deconsolidation gains and noncash gains and losses in the changes in share prices of our public affiliate investments in Asterias and OncoCyte common stock.

Conference Call and Webcast Details

BioTime is hosting a conference call and webcast today, Wednesday, August 2, at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss the results and recent corporate developments. The conference call dial-in number in the U.S./Canada is 1-877-407-0784. For international participants outside the U.S./Canada, the dial-in number is 1-201-689-8560. For all callers, please refer to the “BioTime, Inc. Conference Call.” The live webcast can be accessed on the “Events & Presentations” page of the “Investors & Media” section on the company’s website at http://www.biotimeinc.com/.

A replay of the conference call will be available for seven business days beginning about two hours after the conclusion of the live call, by calling toll-free from U.S./Canada: 1-844-512-2921; international callers dial 1-412-317-6671. Use the Conference ID 13665025. Additionally, the archived webcast will be available on the “Events & Presentations” page of the “Investors & Media” section on the company’s website at http://www.biotimeinc.com/.

About BioTime

BioTime is a clinical-stage biotechnology company focused on developing and commercializing products addressing degenerative diseases. Its clinical programs are based on two platform technologies: pluripotent cells and cell/drug delivery. The foundation of BioTime’s core therapeutic technology platform is pluripotent cells that are capable of becoming any of the cell types in the human body. The foundation of the Company’s cell delivery platform is its HyStem® cell and drug delivery matrix technology. The Company’s current clinical programs are targeting three primary sectors, aesthetics, ophthalmology and cell/drug delivery. BioTime also has significant equity holdings in two publicly traded companies, Asterias Biotherapeutics, Inc. (“Asterias”) and OncoCyte Corporation (“OncoCyte”).

BioTime common stock is traded on the NYSE MKT and TASE under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://news.biotimeinc.com.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime, Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. BioTime specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

BIOTIME, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)

	June 30, 2017 (Unaudited)	December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,550	$22,088
Restricted cash equivalents in escrow	5,100	-
Available for sale securities	1,220	627
Trade accounts and other receivables	360	646
Receivable from affiliates, net	2,706	511
Prepaid expenses and other current assets	1,589	1,777
Total current assets	25,525	25,649

Property, plant and equipment, net	5,240	5,529
Deposits and other long term assets	1,014	1,149
Equity method investment in OncoCyte, at fair value	76,306	-
Equity method investment in Asterias, at fair value	77,204	100,039
Intangible assets, net	8,064	10,206
TOTAL ASSETS	$193,353	$142,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,130	$7,144
Escrow liability	5,100	-
Capital lease liability, current portion	-	202
Promissory notes, current portion	124	99
Related party convertible debt, net of discount	2,555	833
Deferred revenues, current portion	621	572
Total current liabilities	13,530	8,850

LONG-TERM LIABILITIES
Deferred revenues, net of current portion	154	308
Deferred rent liabilities, net of current portion	79	50
Lease liability	1,301	1,386
Capital lease liability, net of current and other liabilities	-	310
Related party convertible debt, net of discount	-	1,032
Promissory notes, net of current portion	95	120
Other long term liabilities	9	8
TOTAL LIABILITIES	15,168	12,064

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, authorized 2,000 shares; none issued and outstanding as of June 30, 2017 and December 31, 2016	-	-
Common shares, no par value, 150,000 shares authorized; 110,876 shares issued and outstanding and 103,396 shares issued and 102,776 shares outstanding as of June 30, 2017 and December 31, 2016, respectively	334,538	317,878
Accumulated other comprehensive income (loss)	271	(738)
Accumulated deficit	(158,684)	(196,321)
Treasury stock at cost: no shares as of June 30, 2017; 620 shares as of December 31, 2016	-	(2,891)
BioTime, Inc. shareholders’ equity	176,125	117,928
Non-controlling interest	2,060	12,580
Total shareholders’ equity	178,185	130,508
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$193,353	$142,572

BIOTIME, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
REVENUES:
Grant income	$-	$760	$11	$2,247
Royalties from product sales and license fees	81	86	191	286
Subscription and advertisement revenues	300	288	564	631
Sale of research products	-	132	5	176
Total revenues	381	1,266	771	3,340

Cost of sales	(5)	(95)	(62)	(320)

Gross Profit	376	1,171	709	3,020

OPERATING EXPENSES:
Research and development	(6,271)	(8,938)	(12,765)	(22,671)
General and administrative	(4,423)	(6,636)	(9,524)	(18,509)
Total operating expenses	(10,694)	(15,574)	(22,289)	(41,180)
Loss from operations	(10,318)	(14,403)	(21,580)	(38,160)
OTHER INCOME/(EXPENSES):
Interest expense, net	(413)	(76)	(719)	(88)
BioTime’s share of losses in equity method investment in Ascendance Biotechnology, Inc.	-	(98)	-	(333)
Gain on deconsolidation of Asterias	-	49,048	-	49,048
Gain on deconsolidation of OncoCyte	-	-	71,697	-
Gain (loss) on equity method investment in Asterias at fair value	3,262	(13,483)	(22,835)	(13,483)
Gain (loss) on equity method investment in OncoCyte at fair value	(11,006)	-	5,136	-
Other income, net	2,371	237	3,098	363
Total other income/(expense), net	(5,786)	35,628	56,377	35,507
INCOME (LOSS) BEFORE INCOME TAX BENEFIT	(16,104)	21,225	34,797	(2,653)

Deferred income tax benefit	3,877	-	-	-

NET INCOME (LOSS)	(12,227)	21,225	34,797	(2,653)

Net loss attributable to noncontrolling interests	576	3,324	2,840	10,091

NET INCOME (LOSS) ATTRIBUTABLE TO BIOTIME, INC.	$(11,651)	$24,549	$37,637	$7,438

NET INCOME (LOSS) PER COMMON SHARE:
BASIC	$(0.11)	$0.26	$0.35	$0.08
DILUTED	$(0.11)	$0.26	$0.34	$0.08

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
BASIC	110,874	93,240	108,804	91,831
DILUTED	110,874	95,801	109,296	95,360

BIOTIME, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income attributable to BioTime, Inc.	$37,637	$7,438
Net loss allocable to noncontrolling interests	(2,840)	(10,091)
Adjustments to reconcile net income attributable to BioTime, Inc. to net cash used in operating activities:
Gain on deconsolidation of Asterias	-	(49,048)
Gain on deconsolidation of OncoCyte	(71,697)
Unrealized loss on equity method investment in Asterias at fair value	22,835	13,483
Unrealized gain on equity method investment in OncoCyte at fair value	(5,136)	-
Depreciation expense, including amortization of leasehold improvements	421	748
Amortization of intangible assets	1,184	2,292
Stock-based compensation	1,930	5,593
Subsidiary shareholder expense for subsidiary warrants	-	3,125
Amortization of discount on related party convertible debt	640	245
Foreign currency remeasurement (gain) or loss and other	(1,814)	883
Gain on sale of assets	(1,754)	-
Changes in operating assets and liabilities:
Accounts and grants receivable, net	299	(54)
Deferred revenue	-	1,496
Receivables from affiliates, net of payables	332	-
Prepaid expenses and other current assets	105	(396)
Accounts payable and accrued liabilities	841	(211)
Other	(144)	(62)
Net cash used in operating activities	(17,161)	(24,559)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deconsolidation of cash and cash equivalents of OncoCyte	(8,898)	-
Deconsolidation of cash and cash equivalents of Asterias	-	(8,376)
Purchase of equipment and other assets	(474)	(1,384)
Restricted cash equivalents in escrow	(5,100)	-
Payments on construction in progress	-	(278)
Other	(12)	22
Cash used in investing activities	(14,484)	(10,016)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	20,125	17,500
Fees paid on sale of common shares	(1,669)	(1,311)
Proceeds deposited in escrow account	5,100	-
Proceeds from exercises of stock options	29	2,015
Reimbursement from landlord on construction in progress	198	411
Shares retired to pay for employees’ taxes	(31)	-
Repayment of capital lease obligation	(31)	(74)
Net proceeds from sale of common shares of subsidiary	-	171
Proceeds from issuance of related party convertible debt	299	1,019
Net cash provided by financing activities	24,020	19,731

Effect of exchange rate changes on cash and cash equivalents	87	317

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,538)	(14,527)
CASH AND CASH EQUIVALENTS:
At beginning of the period	22,088	42,229
At end of the period	$14,550	$27,702

Non-GAAP Financial Measures

This press release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and, includes operating expenses, by entity, prepared in accordance with GAAP. This press release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity. In particular, BioTime has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based and other compensation and depreciation and amortization expense, and (b) non-GAAP operating expenses, by entity, to exclude those same noncash charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, BioTime believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding BioTime’s ongoing operating expenses and its programs within various entities, including BioTime’s programs in clinical development.

Furthermore, management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage BioTime’s business and to evaluate its performance and its programs in clinical development.

BioTime, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measure Adjusted Operating Expenses	Amounts In Thousands
	For the Three Months Ended June 30, 2017 (unaudited)	For the Six Months Ended June 30, 2017 (unaudited)
GAAP Operating Expenses - as reported	$10,694	$22,289
Stock-based and other noncash compensation expense (1)	(1,111)	(2,468)
Depreciation and amortization expense (1)	(787)	(1,605)
Non-GAAP Operating Expenses, as adjusted	$8,796	$18,216

GAAP Operating Expenses - by entity
BioTime and subsidiaries	$9,145	$17,711
OncoCyte results for the period from January 1 through February 16, 2017	-	1,388
LifeMap Solutions	610	1,325
LIfeMap Sciences and ReCyte	939	1,865
GAAP Operating Expenses - by entity	$10,694	$22,289

Non-GAAP Operating Expenses - as adjusted, by entity
BioTime and subsidiaries	$7,539	$14,384
OncoCyte results for the period from January 1 through February 16, 2017 (2)	-	1,185
LifeMap Solutions (3)	506	1,116
LifeMap Sciences and ReCyte (4)	751	1,531
Non-GAAP Operating Expenses - as adjusted, by entity	$8,796	$18,216

(1)	Noncash charges,

(2)

OncoCyte’s results for the period from January 1 through February 16, 2017, the date immediately before the OncoCyte Deconsolidation included in BioTime’s consolidated results, which are not going to recur,

(3)	Entities whose operating expenses will not recur in the future,

(4)	Certain entities whose operating expenses are going to be funded by AgeX.

CONTACT:
Investor Contact:
BioTime, Inc.
David Nakasone, 510-871-4188
dnakasone@biotimeinc.com
or
EVC Group, Inc.
Michael Polyviou, 646-445-4800
mpolyviou@evcgroup.com
or
Doug Sherk, 646-445-4800
dsherk@evcgroup.com
or
Media Contact:
JQA Partners, Inc.
Jules Abraham, 917-885-7378
jabraham@jqapartners.com